 NEWS RELEASE

            Contacts:    Michael J. Caliel, President and CEO
                              Integrated Electrical Services, Inc.
                               713-860-1500

                               Ken Dennard / ksdennard@drg-e.com

                      Karen Roan / kcroan@drg-e.com

                      DRG&E / 713-529-6600

INTEGRATED ELECTRICAL SERVICES ANNOUNCES

DISMISSAL OF LAWSUIT

HOUSTON, TEXAS,  - August 29, 2007  -  Integrated Electrical Services, Inc. (NASDAQ:  IESC) announced today that the United States Court of Appeals for the Fifth Circuit issued an opinion on August 21, 2007 affirming the dismissal with prejudice of all claims in the securities fraud class action previously filed against the Company and several of its former officers.  The Court ruled that the plaintiffs failed to adequately allege any claim for securities fraud and that the district court did not abuse its discretion in failing to permit further amendment of the complaint.

Integrated Electrical Services, Inc. is a national provider of electrical solutions to the commercial and industrial, residential and service markets. The Company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.

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